Exhibit 10.5

AMENDED AND RESTATED

MANAGEMENT ADVISORY AND

CONSULTING SERVICES AGREEMENT

THIS AMENDED AND RESTATED MANAGEMENT ADVISORY AND CONSULTING SERVICES AGREEMENT is dated as of December 15, 2011 (this “Agreement”) by and between WING STOP HOLDING CORPORATION, a Georgia corporation (the “Company”), and Roark Capital Management, LLC, a Delaware limited liability company (together with its permitted assignees, the “Consultant”).

BACKGROUND

The Consultant has developed various areas of expertise in the fields of management, finance, acquisitions, marketing, and strategic and operational planning (collectively, the “Expertise”).

The Company desires to avail itself of the Consultant’s Expertise and to have the Consultant undertake the duties and responsibilities set forth in this Agreement, on behalf of the Company.

The Consultant is willing to undertake to render such services, on the terms and conditions set forth in this Agreement. This Agreement amends and restates in its entirety the original Management Advisory and Consulting Services Agreement between the parties dated as of April 9, 2010.

In consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Appointment and Duties of the Consultant.

(a) The Company hereby appoints the Consultant as the Company’s management advisor and consulting services provider, on the terms and conditions set forth in this Agreement.

(b) The Consultant hereby accepts its appointment as the Company’s exclusive management advisor and consulting services provider, on the terms and conditions set forth in this Agreement, and agrees that during the Term of this Agreement, it will render to the Company management advisory and consulting services (the “Services”). The Services will consist of advice concerning management, finance, marketing, strategic planning and such other services as may be requested from time to time by the board of directors of the Company (the “Board”).

SECTION 2. Additional Activities of the Consultant.

(a) Nothing in this Agreement shall prevent the Consultant or any of its affiliates from engaging in any other business or from rendering services of any kind, including the Services, to any other person or entity.

(b) Any partner, director, manager, member, officer, employee or agent of the Consultant or of any of its affiliates may serve as a partner, director, manager, member, officer, employee or agent of the Company or any of its affiliates or subsidiaries. When executing documents on behalf of, or otherwise acting in any capacity other than that of the Consultant to, the Company, each such person shall use his, her or its respective title(s) in the Company.

SECTION 3. Consulting Fee and Expenses.

(a) In consideration of the Services provided under this Agreement, the Company shall pay the Consultant an aggregate annual fee (the “Consulting Fee”) equal to $412,000, which Consulting Fee shall be payable to the Consultant by the Company in equal quarterly installments of $103,000 each. The Consulting Fee shall be paid in advance on January 1, April 1, July 1 and October 1 of each year during the Term of this Agreement, provided that the quarterly installment that would otherwise be payable with respect to the period in which the Term of this Agreement commences shall instead be paid on the date hereof and pro rated for the number of days remaining in the period. On each January 1, the amount of the Consulting Fee shall be increased by 3% of the then applicable amount of such Consulting Fee.

(b) The Company shall reimburse the Consultant promptly following the Consultant’s request for payment of all reasonable expenses incurred by the Consultant and its affiliates in connection with the provision of the Services.

(c) If the Company or any of its affiliates or subsidiaries completes any acquisition of another business (including by merger, the acquisition of equity or assets, or similar transaction) or recapitalization, refinancing, divestiture or sale at any time during the Term of this Agreement, the Consultant shall have the right in each instance to (i) increase the Consulting Fee by an amount that reasonably reflects the additional services provided in connection with such transaction, (ii) charge the Company a reasonable transaction advisory fee (not to exceed 2% of the transaction value), and (iii) receive reimbursement of its out-of-pocket expenses from the Company in connection with any such transaction.

SECTION 4. Default.

(a) If the Company fails to pay any portion of any quarterly installment of the Consulting Fee as set forth in Section 3, when and as due, then the Company shall be in default under this Agreement and, upon making written demand upon the Company for such payment, the Consultant shall be entitled to receive immediate payment in full of any unpaid portion of the

Consulting Fee for such quarterly period. Upon delivery of such written demand in compliance with the provisions set forth in this Agreement, the Consultant shall be excused from rendering any further Services pursuant to this Agreement until all such payments have been received by the Consultant.

(b) Further, in the event of a default by the Company, the Company agrees to reimburse the Consultant for any cost or expense incurred by the Consultant in connection with such default, including reasonable attorneys’ fees incurred in connection with such default and any litigation or other proceedings instituted for the collection of payment due under this Agreement. The Consultant shall be excused from rendering any further Services pursuant to this Agreement until all such payments have been received by the Consultant.

SECTION 5. Limits of the Consultant’s Responsibility; Indemnification; Insurance.

(a) The Consultant assumes no responsibility under this Agreement other than to render in good faith the Services requested by the Board under this Agreement and shall not be responsible for any action of the Board in following or declining to follow any advice or recommendation of the Consultant.

(b) Neither the Consultant nor its members, managers, partners, directors, officers, employees, agents and affiliates will be liable to the Company, any of its affiliates, or the Company’s or any of its affiliates’ stockholders, members or partners for any acts or omissions by the Consultant, its members, managers, partners, directors, officers, employees, agents or affiliates, for any acts or omissions under or in connection with this Agreement, except by reason of acts constituting willful misconduct or gross negligence.

(c) The Company (the “Indemnifying Party”) shall, to the full extent lawful, reimburse, advance, indemnify and hold harmless the Consultant, its partners, directors, officers, employees, agents and affiliates and each other person or entity, if any, controlling the Consultant (each, an “Indemnified Party”), of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees (including those of inside counsel)) (collectively, “Losses”) in respect of or arising from any acts or omissions of such Indemnified Party by or on behalf of the Consultant made in good faith in the performance of the Consultant’s duties under this Agreement and not constituting willful misconduct or gross negligence of such Indemnified Party. In case any claim for Losses shall be made or action brought against any Indemnified Party for any reason for which indemnity may be sought against the Indemnifying Party as provided in this Agreement, the Consultant shall promptly notify the Indemnifying Party in writing setting forth the particulars of such claim or action and whether the Consultant shall assume the defense of such action, including the employment of counsel, and the Indemnifying Party will pay the reasonable fees and disbursements of the Consultant and its counsel as incurred. If the Consultant declines or fails to assume the defense of such action on the terms provided above within five (5) business days after it notifies the Indemnifying Party of such action, then the Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the

Consultant and the payment of the fees and disbursements of such counsel. In any such action, the Consultant will have the right to participate in such matter and to retain its own counsel at the Indemnifying Party’s expense. The Indemnifying Party will at all times use reasonable efforts to keep the Consultant reasonably apprised of the status of the defense of any matter the defense of which the Indemnifying Party has assumed and to cooperate in good faith with the Consultant with respect to the defense of any such matter. The Indemnifying Party shall pay all expenses and fees of the Consultant hereunder (including attorneys’ fees (including those of inside counsel)) as they are incurred by the Consultant; provided, that the Consultant shall repay all amounts so paid by the Indemnifying Party to the extent that it is finally determined that the Indemnified Party committed gross negligence or willful misconduct in connection with such matter.

(d) The Company shall maintain for the duration of this Agreement, at its cost and expense, insurance against claims for injuries to persons or damages to property, including contractual liability, which may arise from or in connection with the performance of the work by the Consultant. The Consultant and its permitted assignees are to be endorsed as additional insureds to the general liability, automobile liability, and umbrella and excess liability insurance policies. The Company’s insurance shall be primary and shall not seek contribution from any insurance of Consultant except for willful misconduct and gross negligence of the Consultant. Any insurance or self-insurance purchased by the Consultant shall be excess of the Company’s insurance and shall not contribute with it.

SECTION 6. Independent Contractor. The Consultant shall for all purposes of this Agreement be deemed an independent contractor and shall, unless otherwise expressly provided in this Agreement or authorized by the Board from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

SECTION 7. Term; Termination.

(a) Unless sooner terminated as provided in this Section 7, the term of this Agreement shall commence on the date of this Agreement (the “Closing Date”) and shall continue in force until the tenth anniversary of the Closing Date (such ten (10) year period, the “Initial Term”). Thereafter, until this Agreement is terminated in accordance with its terms, this Agreement shall be deemed renewed automatically each year for an additional one-year period. The Initial Term and any extensions thereof are referred to collectively as the “Term”.

(b) No later than sixty (60) days prior to the third or any subsequent anniversary of the date of this Agreement (including any anniversary that occurs after the conclusion of the Initial Term), the Consultant may deliver written notice to the Company informing it of the Consultant’s intention to terminate this Agreement, whereupon the term hereof shall not continue and this Agreement shall terminate effective on the anniversary of this Agreement next following the delivery of such notice, unless the Company and the Consultant agree in writing as to an earlier termination date.

(c) The Consultant may terminate this Agreement effective upon thirty (30) days prior written notice to the Company if the Company defaults in the performance or observance of any material term, condition or covenant contained in this Agreement and such default continues for a period of ten (10) days after notice specifying such default and requesting that the same be remedied in such ten (10) day period.

(d) The Company may terminate this Agreement effective upon sixty (60) days prior written notice to the Consultant for Cause. For purposes of this Section 7(d), “Cause” means willful misconduct or gross negligence on the part of the Consultant.

SECTION 8. Action Upon Termination. Upon the termination of this Agreement for any reason other than termination for Cause pursuant to Section 7(d) of this Agreement, the Consultant shall be paid all compensation payable to the Consultant through the end of the Initial Term.

SECTION 9. Assignment. Notwithstanding any provision of this Agreement to the contrary, the Consultant may subcontract or assign any or all of its responsibilities under this Agreement to any of its affiliates, and the Company hereby consents to any such assignment or subcontracting. In addition, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer by the Consultant of any amounts payable to the Consultant under this Agreement.

SECTION 10. Notices. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(a)	If to the Company:

Wing Stop Holding Corporation

c/o Roark Capital Acquisition LLC

1180 Peachtree Street, N.E.

Suite 2500

Atlanta, Georgia 30309-3521

Attn: Stephen D. Aronson

Telephone: (404) 591-5210

Fax: (404) 591-5201

(b)	If to the Consultant:

Roark Capital Management, LLC

1180 Peachtree Street, N.E.

Suite 2500

Atlanta, GA 30309

Attn: Jeffrey J. Keenan

Either party may alter the address to which communications or copies are to be sent by giving notice to such change of address in conformity with the provisions of this Section 10 for the giving of notice.

SECTION 11. Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

SECTION 12. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersedes any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

SECTION 13. Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Georgia, notwithstanding any Georgia or other conflict-of-law provisions to the contrary.

SECTION 14. Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 15. Confidentiality. Subject to the duty of the Consultant and the Company to comply with applicable law, including any demand of any regulatory or tax authority having adequate jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Company and the actions of the Consultant and the Company in respect thereof.

SECTION 16. Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement. When used in this Agreement, the word “including” means “including, without limitation” in each instance.

SECTION 17. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

SECTION 18. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the facts that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

SECTION 19. Gender. Words used in this Agreement regardless of the number and general specifically used, shall be deemed and construed to include any other number, singular or plural and any other gender, masculine, feminine or neuter, as the context requires.

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[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WING STOP HOLDING CORPORATION

By:	/s/ Stephen Aronson
Name:	Stephen Aronson
Its:	Authorized Signatory

ROARK CAPITAL MANAGEMENT, LLC

By:	/s/ Jeffrey J. Keenan
Name:	Jeffrey J. Keenan
Title:	President

[Signature Page to Management Advisory and Consulting Services Agreement]